UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2015 (June 16, 2015)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

1-5152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
503-813-5608

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2015, PacifiCorp completed the sale of $250 million in aggregate principal amount of 3.35% First Mortgage Bonds due July 1, 2025 (the "bonds").

The Twenty-Eighth Supplemental Indenture to the Mortgage and Deed of Trust between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, which relates to the issuance of the bonds and is dated as of June 1, 2015, is attached as an exhibit under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 16, 2015.
4.1	Twenty-Eighth Supplemental Indenture, dated as of June 1, 2015, to PacifiCorp's Mortgage and Deed of Trust dated as of January 9, 1989.
5.1	Opinion of Perkins Coie LLP.
12.1	Statements of Computation of Ratio of Earnings to Fixed Charges.
99.1	Information relating to Item 14 - Other Expenses of Issuance and Distribution pursuant to PacifiCorp's Registration Statement on Form S-3ASR, Registration No. 333-192267.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP
(Registrant)

Date: June 19, 2015	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 16, 2015.
4.1	Twenty-Eighth Supplemental Indenture, dated as of June 1, 2015, to PacifiCorp's Mortgage and Deed of Trust dated as of January 9, 1989.
5.1	Opinion of Perkins Coie LLP.
12.1	Statements of Computation of Ratio of Earnings to Fixed Charges.
99.1	Information relating to Item 14 - Other Expenses of Issuance and Distribution pursuant to PacifiCorp's Registration Statement on Form S-3ASR, Registration No. 333-192267.

4